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                          INVESTMENT ADVISORY AGREEMENT

           AGREEMENT, dated October 23, 2000 by and between FPA CAPITAL FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and FIRST PACIFIC ADVISORS, INC., a Massachusetts corporation (hereinafter referred to as the "Manager").

                              W I T N E S S E T H :

           WHEREAS, the Fund is engaged in business as a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

           WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

           WHEREAS, the Fund desires to retain the Manager to render management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

           WHEREAS, the Manager is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Manager hereby agree as follows:

                                    ARTICLE I

                              DUTIES OF THE MANAGER

           The Fund hereby employs the Manager to act as the manager and investment adviser of the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein.

           (a) INVESTMENT ADVISORY SERVICES. The Manager shall provide the Fund with such investment research, advice and supervision as the Fund may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective registration statement relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Registration Statement"). The Manager shall furnish to the Fund research and statistical and other factual information and reports with respect to securities held by the Fund or which the Fund might purchase. It will also furnish to the Fund such information as may be appropriate concerning developments which may affect issuers of securities held by the Fund or which the Fund might purchase or the businesses in which such issuers may be engaged. Such statistical and other factual information and

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reports shall include information and reports on industries, businesses, corporations and all types of securities, whether or not the Fund has at any time any holdings in such industries, businesses, corporations or securities. The Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by the Manager, and to that end, the Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Manager will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund. The Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board of Directors of the Fund indicating the brokers to whom such allocations have been made and the basis therefor.

           (b) MANAGEMENT SERVICES. The Manager shall furnish to the Fund necessary assistance in the preparation of all reports now or hereafter required by Federal or other laws, and in the preparation of prospectuses, registration statements and amendments thereto that may be required by Federal or other laws or by the rule or regulation of any duly authorized commission or administrative body. However, nothing herein shall obligate the Manager to pay the costs of preparation, printing, or mailing of prospectuses being used in connection with sales of the Fund's shares or otherwise, except as provided in Article II(b) herein. The Manager also shall furnish to the Fund office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments and keeping the general accounts and records of the Fund (exclusive of the necessary records of the transfer agent, registrar and custodian), and shall arrange, if desired by the Fund, for members of the Manager's organization to serve without salaries from the Fund as officers of the Fund.

           When Fund portfolio securities are tendered by the Manager or an affiliate of the Manager, the Manager will arrange to receive the solicitation fees, less expenses, received and will deduct the net amount of any such fees received by the Manager, or any affiliate of the Manager, from the management fee payable by the Fund. The Manager reserves the right, in its discretion, to purchase statistical information and other services from other sources, including affiliates of the Manager.


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                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

           (a) THE MANAGER. The Manager assumes responsibility for and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, except as specified otherwise in Section III(b) hereof.

           (b) THE FUND. Except as expressly provided for above, the Fund assumes responsibility for and shall pay or cause to be paid all other expenses of the Fund including, without limitation: the charges and expenses of any registrar and any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; the charges and expenses of auditors; the charges and expenses of any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; the cost of stock certificates representing shares of the Fund; fees involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and semi-annual and annual reports to shareholders except as set forth in the Distribution Agreement between the Fund and FPA Fund Distributors, Inc.; fees and travel expenses of independent and unaffiliated directors; the expense of furnishing, or causing to be furnished, all shareholders a statement of account after every non-commissionable transaction affecting their account, including the expense of mailing; charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its shareholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; association dues; interest payable on Fund borrowings; and postage.

                                   ARTICLE III

                           COMPENSATION OF THE MANAGER

           (a) INVESTMENT MANAGEMENT FEE. For the services rendered, the facilities furnished and expenses assumed by the Manager, the Fund shall pay to the Manager compensation at the annual rate of 0.75% of the first $50 million of the value of the net assets of the Fund, and 0.65% on the excess over $50 million of the value of the net assets of the Fund, calculated as hereinafter set forth. Compensation under this Agreement shall be calculated and accrued for each calendar day by applying the annual rate to the net assets of the Fund as of the close of the last business day preceding the day for which the fee is being calculated, and dividing the sum so computed by the number of calendar days in the fiscal year. The fees thus accrued will be payable monthly, provided that such compensation shall be paid proportionately for any other period ending with the termination of this Agreement.

           (b) COST REIMBURSEMENT. In addition to the above-stated fee, the Fund shall reimburse the Manager monthly for the costs incurred by the Manager in providing financial services to the Fund including, among other normal financial services for the Fund, maintaining the accounts, books and other documents which constitute the record forming the basis for the Fund's financial statements, preparation of such financial statements and other Fund documents and reports of a financial nature required by Federal and state laws, calculating daily net asset value of the Fund, and participating in the production of the


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Fund's registration statements, prospectuses, proxy solicitation materials and reports to stockholders (including compensation of the Treasurer or other principal financial officer of the Fund, compensation of personnel working under such person's direction and expenses of office space, facilities and equipment used by such personnel in the performance of their financial services duties to the Fund); provided, however, that such reimbursement shall not exceed for any fiscal year of the Fund 0.10% of the average net asset value of the Fund. Such maximum reimbursement shall be calculated in the same manner as the fee referred to in Section III(a).

           (c) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Manager pursuant to subsection (a) hereof (but excluding interest, taxes, and brokerage fees and commissions payable by the Fund in connection with the purchase or sale of portfolio securities), for any fiscal year ending on a date on which this Agreement is in effect exceed one and one-half percent (1 1/2%) of the first Thirty Million Dollars ($30,000,000) of the average net asset value of the Fund, plus one percent (1%) of the average net assets of the Fund in excess of Thirty Million Dollars ($30,000,000) calculated on the basis of the average of all of the valuations of the net assets of the Fund in effect for the sale of Fund shares as of the close of business on the last business day of each month during the fiscal year, the Manager shall thereupon pay to the Fund the amount by which such expenses exceed such limits.

                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE MANAGER

           The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Fund contemplated hereby and directors, officers and employees of the Manager and such affiliates.

                                    ARTICLE V

                            ACTIVITIES OF THE MANAGER

           The services of the Manager to the Fund are not to be deemed to be exclusive, the Manager being free to render services to others so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT

           This Agreement shall continue in effect to September 30, 2002. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (a) the Board of Directors of the Fund or by a majority of the outstanding shares of the Fund and
(b) by a majority of the directors who are not parties to this Agreement or interested persons (as defined in the Investment Company Act) of any such party. This Agreement will terminate upon assignment and may be terminated without penalty on sixty days' written notice at the option of either party


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hereto or by the vote of the shareholders of the Fund. Any notice under this
Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

                                   ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

           This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of Directors of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (b) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

           Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                   ARTICLE IX

                                  GOVERNING LAW

           This Agreement shall be construed in accordance with laws of the State of California and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of California, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                            FPA CAPITAL FUND, INC.



                                            By: /s/ Robert L. Rodriguez
                                                --------------------------------
                                                Robert L. Rodriguez,
                                                President



                                            FIRST PACIFIC ADVISORS, INC.



                                            By: /s/ J. Richard Atwood
                                                --------------------------------
                                                J. Richard Atwood,
                                                Principal



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